SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                     the Securities and Exchange Act of 1934

          Date of Report (Date of earliest event reported) July 15, 1999



                       INCARA PHARMACEUTICALS CORPORATION
                       -----------------------------------
             (Exact Name of Registrant as Specified in its Charter)




                                    Delaware
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                 (State or other jurisdiction of incorporation)


           0-27410                                      56-1924222
      ------------------------                       -------------------
      (Commission File Number)                        (I.R.S. Employer
                                                     Identification Number)


P.O. Box 14287
3200 East Highway 54
Cape Fear Building, Suite 300
Research Triangle Park, NC                              27709
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(Address of principal executive office)                            (Zip Code)

Registrant's telephone number, including area code         919-558-8688



                                INTERCARDIA, INC.
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          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

Overview
--------
On July 16, 1999, Incara Pharmaceuticals Corporation, formerly Intercardia, Inc., ("Incara" or the "Company") announced the restructuring of its corporate relationship with Interneuron Pharmaceuticals, Inc. ("Interneuron"), to reduce Interneuron's approximately 61.4% ownership of Incara to approximately 9.0%. Through a series of transactions, Interneuron exchanged 4,229,381 of the 4,511,084 shares of Incara common stock it owned for an effective increase from 19.9% to 65.0% in its direct ownership of CPEC LLC ("CPEC"). In addition, Interneuron cancelled certain debt owed to it by Incara and CPEC's predecessor, CPEC, Inc., a Nevada corporation. Incara's ownership of CPEC decreased from 80.1% to 35.0%.

CPEC is a subsidiary that holds the rights to BEXTRA(R) (bucindolol HCl), including the exclusive, worldwide license from Bristol-Myers Squibb Company to develop bucindolol for congestive heart failure and left ventricular dysfunction. BEXTRA is currently being tested by the National Institutes of Health and the Department of Veterans Affairs in a Phase III clinical study known as BEST (Beta-blocker Evaluation of Survival Trial) for the treatment of congestive heart failure.

The change in the Company's name from Intercardia, Inc. to Incara
Pharmaceuticals Corporation was effected following the restructuring. The Company's Nasdaq symbol has been changed to INCR. With the redemption of the common stock owned by Interneuron, Incara now has approximately 3.1 million shares of common stock outstanding.

Before the restructuring, Incara had funded approximately 80.1% of the net expenses related to bucindolol and Interneuron funded approximately 19.9%, which was in proportion to their respective ownership interests in CPEC, Inc. With the restructuring, Incara and Interneuron have agreed to jointly fund 35% and 65%, respectively, of CPEC's expenses related to the development of BEXTRA in the territory consisting of the United States and Japan (the "CPEC Territory"). Incara and Interneuron also have agreed to share, in the same 35%/65% proportion, any profits from the commercialization of BEXTRA in the CPEC Territory, subject to certain adjustments.

BEXTRA Development in the CPEC Territory
-----------------------------------------
As part of the restructuring, Incara and Interneuron entered into an Amended and Restated Limited Liability Company Agreement of CPEC LLC dated July 15, 1999 (the "LLC Agreement"), which governs the management, funding and income-sharing activities related to BEXTRA in the CPEC Territory. Interneuron and Incara are the only two members of CPEC. The LLC Agreement is filed as an exhibit to this Report and is incorporated herein by reference.

The Board of Directors of CPEC, consisting of three directors designated by Interneuron and two directors designated by Incara, is responsible for the management of CPEC. CPEC's operating activities are to be supervised by a committee comprised of an equal number of representatives of Interneuron and Incara (the "BEXTRA Committee"). An Interneuron representative is chairman of the BEXTRA Committee. The LLC Agreement contains provisions for dispute resolution and arbitration and also identifies the types of transactions involving CPEC that must be approved by Incara.

The two companies have agreed on a budget for external BEXTRA development expenses through September 30, 2000. Budgets for periods after that date are to be recommended by the BEXTRA Committee and approved by the CPEC Board. Because neither party is entitled to payment from CPEC for the internal costs it incurs in performing services on behalf of CPEC, the salaries and benefits of Incara employees performing such services will be the responsibility of Incara and will not be shared expenses.

Interneuron is to fund 65% of authorized BEXTRA expenses, and Incara is to fund 35%. If a party defaults on its funding obligation and the other party does not wish to make up the differential, the defaulted amount is treated as a loan by CPEC to the defaulting party, bearing interest at 20%. A loan to a defaulted member will be offset against any dividends otherwise payable by CPEC to the member.

If the non-defaulting party elects to pay the defaulting party's share, the non-defaulting party will receive an increase in its profit ownership percentage equal to 1% for each $325,000 it pays in excess of its own share. The defaulting party's profit share will be reduced commensurately. The maximum increase or reduction of a party's ownership interest is 10%. The funding obligations of each company remain the same, even if the profit-sharing ratio is adjusted.

Once the maximum 10% adjustment has been reached, further defaulted funding obligations, if paid by the non-defaulting party, are to be returned to the non-defaulting party when adequate funds are available as a dividend from CPEC, together with a 40% annualized return.

Bucindolol Development in the Knoll Territory
---------------------------------------------
The rights to develop and market bucindolol in all countries other than the United States and Japan (such other countries being referred to as the "Knoll Territory") remain licensed to BASF Pharma/Knoll AG ("Knoll") of Germany under a 1996 development agreement (the "Knoll Agreement"). Knoll is currently conducting a Phase III study of bucindolol known as BEAT (Bucindolol Evaluation after Acute myocardial infarction Trial) in Europe. Incara is continuing to participate with Knoll in funding 40% of the development expenses and will share in 40% of any profits or losses from the Knoll Territory under the Knoll Agreement.

Incara received an exclusive license of CPEC's rights in the Knoll Territory under an Assignment, Assumption and License Agreement dated July 15, 1999 between CPEC and Incara, which is filed as an exhibit to this Report and is incorporated herein by reference. As consideration for the exclusive license, Incara will pay CPEC a royalty of 6.5% on net sales of bucindolol in the Knoll Territory and 65% of the milestone payable by Knoll if sales of bucindolol in the Knoll Territory exceed $200 million in any 12-month period. If earned, the royalty and milestone payments will be paid to CPEC and CPEC will distribute such amounts to Interneuron as a special dividend. Because Incara owes CPEC a royalty based on net sales but receives compensation from Knoll based on net profits in the Knoll Territory, Incara could be required to pay CPEC a royalty even though it does not receive a payment from Knoll.

A failure by Incara to pay CPEC the 6.5% royalty from the Knoll Territory would be treated as debt of Incara to CPEC, bearing interest at 20% per annum.

Financial Statements
--------------------
The Company does not believe that any restatement of its historical financial statements will be required as a result of the restructuring transaction. For subsequent periods, however, Incara will no longer consolidate CPEC in its consolidated financial statements because Incara's ownership of CPEC has decreased from 80.1% to 35.0%. Instead, Incara will account for CPEC using the equity method of accounting. As part of the restructuring, Interneuron cancelled approximately $2.2 million of debt owed to it by CPEC. This cancellation of debt will be treated as a contribution to capital by Interneuron to Incara.

Incara will recognize a taxable gain on the sale of 65% of CPEC to Interneuron. Management of Incara believes that it has current operating losses, net operating loss carryforwards and tax credit carryforwards sufficient to offset this taxable gain.

Certain Intercompany Arrangements
---------------------------------
The 1995 Intercompany Services Agreement between Interneuron and Incara was terminated upon the restructuring. Arrangements related to Incara's May 1998 purchase of Transcell Technologies, Inc. ("Transcell", now operating as Incara Research Laboratories) from Interneuron (the "Transcell Merger") continue, including Incara's obligations to pay a 1.5% royalty to Interneuron on sales of products, if any, resulting from the collaboration between Transcell and Merck & Co., Inc. ("Merck"). In exchange for retaining 281,703 shares of Incara common stock in the restructuring, Interneuron has waived its right to receive the shares owed to it by Incara as part of the second stock issuance installment due in August 1999 under the Transcell Merger. In February 2000, Incara will issue to Interneuron additional shares of Incara common stock as part of the third stock issuance installment due in connection with the Transcell Merger.

Incara and Interneuron have entered into a Registration Rights Agreement dated as of July 15, 1999, providing Interneuron with rights to have Incara register under the

Securities Act of 1933 certain Incara shares that Interneuron receives pursuant to the Transcell Merger or as a royalty from the collaboration with Merck.

On July 15, 1999, Glenn L. Cooper, M.D., President and Chief Executive Officer of Interneuron, who was Chairman of the Board of Incara, resigned as a director of Incara.

Forward-looking Statements
----------------------------
This Report contains, in addition to historical information, statements by the Company with respect to expectations about its business and future financial results, which are "forward-looking" statements under the Private Securities Litigation Reform Act of 1995. These statements and other statements made elsewhere by the Company or its representatives, which are identified or qualified by words such as "likely," "will," "suggests," "expects," "may," "believe," "could," "should," "would," "anticipates" or "plans," or similar expressions, are based on a number of assumptions that are subject to risks and uncertainties. Actual results could differ materially from those currently anticipated or suggested due to a number of factors, including those set forth herein, those set forth in the Company's Annual Report on Form 10-K and in the Company's other SEC filings, and including, risks relating to the need for additional funds, dependence on collaborative partners, competition, the early stage of products under development, uncertainties relating to clinical trials and regulatory reviews. All forward-looking statements are based on information available as of the date hereof, and the Company does not assume any obligation to update such forward-looking statements.

Item 7.  Financial Statements and Exhibits.

      (c)  Exhibits

    10.40 Exchange Agreement dated July 15, 1999, between Intercardia, Inc. and Interneuron Pharmaceuticals, Inc.

    10.41 Registration Rights Agreement dated July 15, 1999, between Interneuron Pharmaceuticals, Inc. and Intercardia, Inc.

    10.42 Amended and Restated Limited Liability Company Agreement of CPEC LLC dated July 15, 1999, among CPEC LLC, Intercardia, Inc. and Interneuron Pharmaceuticals, Inc.

    10.43 Assignment, Assumption and License Agreement dated July 15, 1999, between CPEC LLC and Intercardia, Inc.

                                    SIGNATURE
                                    ---------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                       INCARA PHARMACEUTICALS CORPORATION


Date: July 23, 1999        /s/ Richard W. Reichow
                           -------------------------------------------
                           Richard W. Reichow, Executive Vice President,
                           Chief Financial Officer and Treasurer

                                INDEX TO EXHIBITS

    10.40 Exchange Agreement dated July 15, 1999, between Intercardia, Inc. and Interneuron Pharmaceuticals, Inc.

    10.41 Registration Rights Agreement dated July 15, 1999, between Interneuron Pharmaceuticals, Inc. and Intercardia, Inc.

    10.42 Amended and Restated Limited Liability Company Agreement of CPEC LLC dated July 15, 1999, among CPEC LLC, Intercardia, Inc. and Interneuron Pharmaceuticals, Inc.

    10.43 Assignment, Assumption and License Agreement dated July 15, 1999, between CPEC LLC and Intercardia, Inc.